Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	Jensyn Acquisition Corp.

CUSIP __________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of ___________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Jensyn Acquisition Corp., a Delaware corporation (the “Company”), one (1) right (“Right”) to receive one-tenth of one share of Common Stock upon the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and one (1) warrant (“Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of Common Stock. The Company will not issue fractional shares of Common Stock. As a result, (i) holders of Warrants must exercise Warrants in multiples of two Warrants, at a price of $11.50 per full share of Common Stock, subject to adjustment as described in the prospectus relating to the Company’s initial public offering (“Prospectus”), to validly exercise Warrants and (ii) fractional shares otherwise issuable upon conversion of Rights will be rounded up to the nearest whole share. The Common Stock, Warrant(s) and Right(s) comprising the Unit(s) represented by this certificate are not transferable separately prior to the ninetieth day after the date of the Prospectus, unless Chardan Capital Markets, LLC determines that an earlier date is acceptable, subject to certain items occurring as described in the Prospectus. The rights of holders of Common Stock are set forth in the Amended and Restated Certificate of Incorporation of Jensyn Acquisition Corp. The rights of holders of Rights and Warrants are set forth in the Prospectus and the applicable Rights Agreement and Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Rights Agent and Warrant Agent, respectively.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

Jensyn Acquisition Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - __________ Custodian __________
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship	under Uniform Gifts to Minors

and not as tenants in common	Act __________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________        Attorney to transfer said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).